Exhibit 99.1

PRESS RELEASE

FOR FURTHER INFORMATION CONTACT:

Mike Van Handel

Chief Financial Officer

(414) 906-6305

FOR IMMEDIATE RELEASE

Manpower Reports 1st Quarter Results

MILWAUKEE, WI, USA, April 19, 2004 – Manpower Inc. (NYSE: MAN) today reported that net income for the three months ended March 31, 2004 was $39.6 million, or 45 cents per diluted share, compared to $14.9 million, or 19 cents per diluted share, a year earlier. Revenues for the first quarter were $3.3 billion, an increase of 24 percent from the year-earlier period.

Results for the first quarter were positively impacted by relatively stronger foreign currencies compared to the first quarter of 2003. On a constant currency basis, diluted earnings per share were 40 cents on an 11 percent improvement in revenues. Results were also favorably impacted by the acquisition of Right Management Consultants, Inc. (“Right”), which was completed on January 22, 2004. Right added 3% to revenues and 3 cents to diluted earnings per share. Also included in the quarter was a non-recurring gain of $14.2 million ($10.2 million net of income taxes), or 12 cents per diluted share, primarily related to the gain on the sale of an equity interest in a European internet job board.

Jeffrey A. Joerres, Manpower Chairman and Chief Executive Officer, said, “The performance of the first quarter can be attributed to the entire Manpower team’s focus on following through and delivering on our strategies. Several units added significantly to this quarter’s result – Germany, Italy, Elan (our European IT staffing unit), Japan, Australia and Canada – all posted outstanding results.

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Manpower Reports 1st Quarter/Page 2

“Jefferson Wells International had a superb quarter with a growth rate of over 50% and a long-term outlook that is very positive. Right Management Consultants had a solid quarter. We continue to be impressed with the synergy of cultures, values and customers.

“I am encouraged that the significant investments that we made during the downturn are substantially contributing to our results. These investments have repositioned Manpower in the marketplace and have enhanced our long-term profit potential.

“The U.S. operation is experiencing steady, but gradual growth, which is confirming our belief that we are in the early stages of job growth.

“We are anticipating the second quarter of 2004 fully diluted earnings per share to fall in the range of 49 to 53 cents. This includes an estimated positive currency impact of 3 cents and earnings accretion from Right of 3 cents.”

In conjunction with its first quarter earnings release, Manpower will broadcast its conference call live over the Internet on April 19 at 8:00 a.m. CDT (9:00 a.m. EDT). Interested parties are invited to listen by logging on to http://investor.manpower.com.

Supplemental financial information referenced in the conference call can be found at http://investor.manpower.com.

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About Manpower Inc.

Manpower Inc. (NYSE: MAN) is a world leader in the employment services industry, offering customers a continuum of services to meet their needs throughout the employment and business cycle. The company specializes in permanent, temporary and contract recruitment; employee assessment; training; career transition and organizational consulting services. Manpower’s worldwide network of 4,300 offices in 67 countries and territories enables the company to meet the needs of its 400,000 customers per year, including small and medium size enterprises in all industry sectors, as well as the world’s largest multinational corporations. The focus of Manpower’s work is on raising productivity through improved quality, efficiency and cost-reduction, enabling customers to concentrate on their core business activities. In addition to the Manpower brand, the company operates under the brand names of Right Management Consultants, Jefferson Wells, Elan and Brook Street. More information on Manpower Inc. is available at www.manpower.com.

Forward-Looking Statements

This news release contains statements, including earning projections, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements. Factors that may cause the Company’s actual results to differ materially from those contained in the

Manpower Reports 1st Quarter/Page 3

forward-looking statement can be found in the Company’s reports filed with the SEC, including the information under the heading ‘Forward-Looking Statements’ in its Annual Report on Form 10-K for the year ended December 31, 2003, which information is incorporated herein by reference.

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Manpower Inc.

Results of Operations

(In millions, except per share data)

	Three Months Ended March 31
	2004	2003	% Variance
			Amount Reported	Constant Currency
	(Unaudited)
Revenues from services (a)	$3,334.1	$2,678.7	24.5%	11.3%
Cost of services	2,717.6	2,212.7	22.8%

Gross profit	616.5	466.0	32.3%	18.9%
Selling and administrative expenses	560.3	433.0	29.4%	16.7%

Operating profit	56.2	33.0	70.4%	47.7%
Interest and other (income) expenses	(4.0)	8.6	N/A

Earnings before income taxes	60.2	24.4	147.0%
Provision for income taxes	20.6	9.5	116.5%

Net earnings	$39.6	$14.9	166.4%	134.7%

Net earnings per share - basic	$0.46	$0.19	142.1%

Net earnings per share - diluted	$0.45	$0.19	136.8%	110.5%

Weighted average shares - basic	85.9	77.3	11.1%

Weighted average shares - diluted	87.8	77.9	12.8%

(a)	Revenues from services include fees received from our franchise offices of $8.0 million and $6.0 million for the three months ended March 31, 2004 and 2003, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $312.0 million and $266.7 million for the three months ended March 31, 2004 and 2003, respectively.

Manpower Inc.

Operating Unit Results

(In millions)

	Three Months Ended March 31
	2004	2003	% Variance
			Amount Reported	Constant Currency
	(Unaudited)
Revenues from services:
United States (a)	$474.6	$463.5	2.4%	2.4%
France	1,136.5	954.6	19.1%	2.4%
EMEA	1,140.9	886.4	28.7%	12.4%
Right Management (b)	101.8	15.3	N/A	N/A
Other Operations	480.3	358.9	33.8%	21.8%

	$3,334.1	$2,678.7	24.5%	11.3%

Operating Unit Profit:
United States	$2.8	$2.7	4.2%	4.2%
France	28.8	26.9	6.8%	-7.9%
EMEA	13.7	9.8	40.7%	25.2%
Right Management	9.1	(0.5)	N/A	N/A
Other Operations	17.3	2.9	476.4%	415.7%

	71.7	41.8
Corporate expenses	13.2	8.8
Amortization of intangible assets	2.3	—

Operating profit	56.2	33.0	70.4%	47.7%
Interest and other (income) expenses (c)	(4.0)	8.6

Earnings before income taxes	$60.2	$24.4

(a)	In the United States, revenues from services include fees received from the related franchise offices of $6.2 million and $5.2 million for the three months ended March 31, 2004 and 2003, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $263.0 million and $229.6 million for the three months ended March 31, 2004 and 2003, respectively.
(b)	Represents the operations of Right Management, since its acquisition in January 2004, and the Empower Group.
(c)	The components of interest and other (income) expenses were:

Interest expense	$11.1	$10.0
Interest income	(2.4)	(2.4)
Foreign exchange losses (gains)	0.1	(1.2)
Miscellaneous (income) expenses, net	(12.8)	2.2

	$(4.0)	$8.6

Manpower Inc.

Consolidated Balance Sheets

(In millions)

	Mar. 31 2004	Dec. 31 2003
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$409.7	$426.2
Accounts receivable, net	2,636.8	2,609.4
Prepaid expenses and other assets	133.0	100.1
Future income tax benefits	106.6	101.4

Total current assets	3,286.1	3,237.1

Other assets:
Goodwill and other intangible assets, net	1,258.8	573.8
Investments in licensees	63.8	66.2
Other assets	253.8	320.7

Total other assets	1,576.4	960.7

Property and equipment:
Land, buildings, leasehold improvements and equipment	632.1	606.3
Less: accumulated depreciation and amortization	417.0	419.2

Net property and equipment	215.1	187.1

Total assets	$5,077.6	$4,384.9

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$615.5	$555.4
Employee compensation payable	126.4	105.6
Accrued liabilities	439.7	360.0
Accrued payroll taxes and insurance	431.1	476.6
Value added taxes payable	357.2	368.2
Short-term borrowings and current maturities of long-term debt	219.9	12.1

Total current liabilities	2,189.8	1,877.9

Other liabilities:
Long-term debt	629.4	829.6
Other long-term liabilities	384.1	367.1

Total other liabilities	1,013.5	1,196.7

Shareholders’ equity:
Common stock	1.0	0.9
Capital in excess of par value	2,249.4	1,732.5
Accumulated deficit	(128.0)	(167.6)
Accumulated other comprehensive income	35.7	28.3
Treasury stock, at cost	(283.8)	(283.8)

Total shareholders’ equity	1,874.3	1,310.3

Total liabilities and shareholders’ equity	$5,077.6	$4,384.9

Manpower Inc.

Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended March 31
	2004	2003
	(Unaudited)
Cash Flows from Operating Activities:
Net earnings	$39.6	$14.9
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	19.7	15.6
Amortization of discount on convertible debentures	1.9	1.9
Deferred income taxes	(3.6)	3.6
Provision for doubtful accounts	5.9	3.0
Other non-operating gains	(14.2)	—
Changes in operating assets and liabilities excluding the impact of acquisitions:
Accounts receivable	39.9	124.6
Other assets	8.6	(1.3)
Other liabilities	(70.7)	(103.1)

Cash provided by operating activities	27.1	59.2

Cash Flows from Investing Activities:
Capital expenditures	(12.3)	(12.1)
Acquisitions of businesses, net of cash acquired	(94.0)	(0.7)
Proceeds from sale of an equity interest	29.8	—
Proceeds from the sale of property and equipment	1.5	1.0

Cash used by investing activities	(75.0)	(11.8)

Cash Flows from Financing Activities:
Net borrowings (repayments) of short-term facilities and long-term debt	13.0	(13.6)
Proceeds from stock option and purchase plans	23.2	6.6

Cash provided (used) by financing activities	36.2	(7.0)

Effect of exchange rate changes on cash	(4.8)	4.3

Change in cash and cash equivalents	(16.5)	44.7
Cash and cash equivalents, beginning of period	426.2	284.0

Cash and cash equivalents, end of period	$409.7	$328.7